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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934






Date of Report (Date of earliest event reported)      February 12, 1999
                                                --------------------------------

                  Armor Holdings, Inc.
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(Exact name of registrant as specified in its charter)


         Delaware                     0-18863                   59-2044869
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(State or other jurisdiction        (Commission                (IRS Employer
         of incorporation)          File Number)            (identification No.)


    13386 International Parkway, Jacksonville, Florida                 32218
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         (Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code   (904) 741-5400
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         (Former name or former address, if changed since last report.)


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Item 5.        Other Events

               On February 12, 1999, Armor Holdings, Inc. (the "Company") entered into a Credit Agreement among the Company, as Borrower, CIBC, Inc. ("CIBC"), NationsBank, N.A. ("NationsBank"), First Union National Bank ("First Union") and SunTrust Bank, North Florida, N.A. ("SunTrust"), as lenders, NationsBank, as Documentation Agent and Canadian Imperial Bank of Commerce, as Administrative Agent (the "Credit Agreement"). Pursuant to the Credit Agreement, the several lenders established a five-year $60,000,000 line of credit (the "Credit Facility") for the benefit of the Company. The Company's indebtedness under the Credit Facility is evidenced by (i) Five Year Revolving Credit Notes of up to $40,000,000 and (ii) 364-Day Revolving Credit Notes of up to $20,000,000, convertible at the Company's option at the end of 364 days into four-year term notes. All borrowings under the Credit Facility will bear interest at either (i) the base rate, plus an applicable margin ranging from .125% to .375% depending on certain conditions, or (ii) the eurodollar rate, plus an applicable margin ranging from 1.375% to 1.625% depending on certain conditions. In addition, the Credit Agreement provides that NationsBank, N.A. will make swing-line loans of up to $5,000,000 available to the Company to be used by the Company for working capital purposes. CIBC, Inc. and NationsBank, N.A. will also issue letters of credit of up to $5,000,000 to the Company.

               As part of the Credit Agreement, all direct and indirect domestic subsidiaries of the Company (NIK Public Safety, Inc. ("NIK"), Armor Holdings Properties, Inc. ("Properties"), Defense Technology Corporation of America ("DTC"), Low Voltage Systems Technology, Inc. ("LST"), Federal Laboratories, Inc. ("FLI"), American Body Armor & Equipment, Inc. ("ABAE"), Pro-Tech Armored Products of Massachusetts, Inc. ("Pro-Tech", together with NIK, Properties, DTC, LST, FLI and ABAE, collectively, the "Direct Domestic Subsidiaries"), US Defense Systems, Inc. ("USDS") and CDR International, Inc. ("CDR", together with the Direct Domestic Subsidiaries and USDS, collectively, the "Domestic Subsidiaries")) agreed to guarantee the Company's obligations under the Credit Agreement pursuant to a Subsidiaries Guarantee. The Credit Agreement is secured by (i) a pledge by the Company of all of the issued and outstanding shares of stock of the Direct Domestic Subsidiaries pursuant to a Borrower Pledge Agreement and
               (ii) a pledge by the Company of 65% of the issued and outstanding shares of its foreign subsidiary, Armor Holdings Limited, organized under the laws of England and Wales, pursuant to a Security Deed. In connection with the closing of the Credit Agreement, the Company fully paid its existing credit facility with Barnett Bank, N.A. and obtained a release of all collateral and security interests which Barnett Bank, N.A. held in connection with such facility.

               The foregoing is merely a summary of the Credit Facility and certain of the documents entered into by the Company and its Domestic Subsidiaries in connection therewith. Attached hereto as exhibits are copies of the Credit Agreement and certain related documents entered into by the Company in connection with the Credit Facility which contain the actual terms of such documents, and which are incorporated herein by reference. Reference

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                  is made to such documents for a complete description of their respective terms.

Item 7.           Financial Statements and Exhibits

(a)      Financial Statements.

                  Not applicable.

(b)      Unaudited Pro Forma Financial Information.

                  Not applicable.

(c)      Exhibits.

         The following Exhibits are filed herewith:

         5.1      Credit Agreement.

         5.2      364-Day Revolving Credit Note, dated February 12, 1999, in the principal amount of up to $4,166,667 made by the Company in favor of First Union.

         5.3 364-Day Revolving Credit Note, dated February 12, 1999, in the principal amount of up to $4,166,667 made by the Company in favor of SunTrust.

         5.4 364-Day Revolving Credit Note, dated February 12, 1999, in the principal amount of up to $5,833,333 made by the Company in favor of NationsBank.

         5.5 364-Day Revolving Credit Note, dated February 12, 1999, in the principal amount of up to $5,833,333 made by the Company in favor of CIBC.

         5.6 Five Year Revolving Credit Note, dated February 12, 1999, in the principal amount of up to $8,333,333 made by the Company in favor of First Union.

         5.7 Five Year Revolving Credit Note, dated February 12, 1999, in the principal amount of up to $8,333,333 made by the Company in favor of SunTrust.

         5.8      Five Year Revolving Credit Note, dated February 12, 1999, in the principal amount of up to $11,666,667 made by the Company
                  in favor of NationsBank.
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         5.9      Five Year Revolving Credit Note, dated February 12, 1999, in the principal amount of up to $11,666,667 made by the Company
                  in favor of CIBC.

         5.10 Borrower Pledge Agreement, dated as of February 12, 1999, made by the Company in favor of Canadian Imperial Bank of Commerce as administrative agent for the Lenders.

         5.11 Security Deed, dated February 12, 1999, made by the Company in favor of Canadian Imperial Bank of Commerce as administrative agent for the Lenders.

         5.12 Subsidiaries Guarantee, dated as of February 12, 1999, made by the Company in favor of Canadian Imperial Bank of Commerce as administrative agent for the Lenders.

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                                   SIGNATURES
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ARMOR HOLDINGS, INC.


                                        By: /s/ Robert R. Schiller
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Dated: March 10, 1999                      Name: Robert R. Schiller
                                           Title: Vice President-Corporate
                                                  Development


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